Exhibit (e)(5)(ix)

AMENDMENT NO. 7

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IA SHARES

AMENDMENT NO. 7 to the Amended and Restated Distribution Agreement (“Amendment No. 7”), dated as of May 1, 2007, between EQ Advisors Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Amendment No. 7 includes provisions for a new portfolio of the Trust (the EQ/Franklin Templeton Founding Strategy Portfolio) and updates the names of certain existing Portfolios.

2.	MarketPLUS Portfolios. Effective as of May 25, 2007, the EQ/Capital Guardian International Portfolio, EQ/FI Mid Cap Value Portfolio, EQ/MFS Investors Trust Portfolio and EQ/MFS Emerging Growth Companies Portfolio will convert to the MarketPLUS International Core Portfolio, MarketPLUS Mid Cap Value Portfolio, MarketPLUS Large Cap Core Portfolio and MarketPLUS Large Cap Growth Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ James A. Shepherdson
Name:	Steven M. Joenk	Name:	James A. Shepherdson
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 7

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

EQ/AllianceBernstein Common Stock Portfolio	EQ/International ETF Portfolio
EQ/Alliance Growth and Income Portfolio	EQ/Janus Large Cap Growth Portfolio
EQ/Alliance Intermediate Government Securities	EQ/JPMorgan Core Bond Portfolio
EQ/AllianceBernstein International Portfolio	EQ/JPMorgan Value Opportunities Portfolio
EQ/AllianceBernstein Large Cap Growth	EQ/Legg Mason Value Equity Portfolio
Portfolio	EQ/Lord Abbett Growth and Income Portfolio
EQ/AllianceBernstein Quality Bond Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
EQ/AllianceBernsteinSmall Cap Growth	EQ/Lord Abbett Mid Cap Value Portfolio
Portfolio	EQ/Marsico Focus Portfolio
EQ/Ariel Appreciation II	EQ/Mercury Basic Value Equity Portfolio*
EQ/AXA Rosenberg Value Long/Short Portfolio	EQ/Mercury International Value Portfolio*
EQ/AllianceBernstein Value Portfolio	EQ/MFS Emerging Growth Companies Portfolio*
EQ/BlackRock Basic Value Equity Portfolio*	EQ/MFS Investors Trust Portfolio*
(formerly, EQ/Mercury Basic Value Equity)	EQ/Money Market Portfolio
EQ/BlackRock International Value Portfolio*	EQ/Mutual Shares Portfolio
(formerly, EQ/Mercury International Value)	EQ/Oppenheimer Global Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Oppenheimer Main Street Opportunity Portfolio
EQ/Capital Guardian Growth Portfolio	EQ/Oppenheimer Main Street Small Cap Portfolio
EQ/Capital Guardian International Portfolio*	EQ/Small Cap Value Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Small Company Index Portfolio
EQ/Capital Guardian U.S. Equity Portfolio	EQ/Templeton Growth Portfolio
EQ/Davis New York Venture Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Equity 500 Index Portfolio	EQ/Van Kampen Emerging Markets Equity Portfolio
EQ/Evergreen International Bond Portfolio	EQ/Van Kampen Mid Cap Growth Portfolio
EQ/Evergreen Omega Portfolio	EQ/Van Kampen Real Estate Portfolio
EQ/FI Mid Cap Portfolio	EQ/Wells Fargo Montgomery Small Cap Portfolio
EQ/FI Mid Cap Value Portfolio*	MarketPLUS International Core Portfolio*
EQ/Franklin Income Portfolio	MarketPLUS Large Cap Growth Portfolio*
EQ/Franklin Small Cap Value Portfolio	MarketPLUS Large Cap Core Portfolio*
EQ/Franklin Templeton Founding Strategy	MarketPLUS Mid Cap Value Portfolio*
Portfolio

*	Name changes effective on or about May 25, 2007.